UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2014

SEARS HOLDINGS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-51217	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois	60179
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (847) 286-2500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 22, 2013, the Board of Directors (the “Board”) of Sears Holdings Corporation (the “Company”) approved and adopted amendments to the Company’s Amended and Restated By-Laws (the “By-Laws”). The amendments, among other things, include a new Section 12 of Article II that clarifies that the independent members of the Board may appoint a lead independent director who shall preside over the executive sessions of the independent members of the Board and a new Section 4 of Article VI that provides that, subject to certain exclusions, the Court of Chancery of the State of Delaware will be the exclusive forum for certain legal actions. In addition, certain non-substantive amendments were made to the By-Laws.

The summary information set forth in this Current Report on Form 8-K regarding the Company’s Amended and Restated By-Laws is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.2 – Amended and Restated By-Laws, effective January 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION

By:	/s/ Robert A. Riecker
Robert A. Riecker
Vice President, Controller and Chief Accounting Officer

Date: January 24, 2014

Exhibit Index

3.2	Amended and Restated By-Laws, effective January 22, 2014.